EMPLOYMENT AGREEMENT
                              --------------------

     EMPLOYMENT AGREEMENT dated as of July 1, 2000, by and between TOTAL RESEARCH CORPORATION, a Delaware corporation (the "Company"), and DAVID BRODSKY (the "Employee").

                                   BACKGROUND
                                   ----------

     WHEREAS, the Company is engaged in the business of marketing research, information services and e-marketing services (the "Business");

     WHEREAS, the Employee has experience and knowledge in the Business and wishes to become a full-time employee of the Company;

     WHEREAS, the Company and the Employee desire to enter into an agreement to reflect the terms and conditions of employment; and

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending, to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. CAPACITY AND DUTIES

     1.1 EMPLOYMENT; ACCEPTANCE OF EMPLOYMENT. Company hereby employs Employee and Employee hereby accepts employment by Company for the period and upon the terms and conditions hereinafter set forth.

1.2      CAPACITY AND DUTIES.
         -------------------

          (a) Employee shall be employed by Company as a member of the Executive Committee of the Company and, subject to the supervision of Company's President and Board of Directors (the "Board"), shall perform such duties and shall have such authority consistent with his position as may from time to time be specified by the President or the Board.

          (b) Employee shall devote sufficient working time, energy, skill and best efforts to the performance of Employee's duties hereunder, in a manner that will faithfully and diligently further the business and interests of Company. Company acknowledges that Employee has interests in the management or operation of other business enterprises and such participation will not constitute a breach of this Agreement by Employee or constitute grounds for termination for Cause (as defined herein) as long as such activities do not unreasonably interfere with the Employee's performance of Employee's duties and responsibilities hereunder.



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

SECTION 2. TERM OF EMPLOYMENT

     2.1 TERM. The term of Employee's employment hereunder shall commence on July 1, 2000 and end on June 30, 2001, unless extended or earlier terminated as hereinafter provided (the "Term"). Except as hereinafter provided, on June 30, 2001, the Term shall be automatically extended for one additional year unless Employee shall have given to Company written notice of nonrenewal of this Agreement on or before January 1, 2001.

SECTION 3. COMPENSATION

     3.1 COMPENSATION. As compensation for Employee's services performed during the Term, Company shall pay to Employee base compensation in the form of salary of $75,000 per annum.

     3.2  EMPLOYEE  BENEFITS.  In addition to the  compensation  provided for in
Section 3.1, Employee shall be entitled during the term of his employment to participate in Company's employee benefit plan(s) and program(s) as may from time to time be provided for other similarly situated employees of Company as described in the Company's employee manual.

SECTION 4. TERMINATION OF EMPLOYMENT

     4.1 DEATH OF EMPLOYEE. Employee's employment hereunder shall immediately terminate upon his death, upon which Company shall not thereafter be obligated to make any further payments hereunder other than amounts accrued under this Agreement as of the date of Employee's death.

     4.2 DISABILITY OF EMPLOYEE. If Employee is totally disabled within the meaning of the Company's primary disability insurance policy, then the Board shall have the right to terminate Employee's employment upon written notice to Employee at any time during the continuation of such disability, in which event Company shall not thereafter be obligated to make any further payments hereunder other than amounts accrued under this Agreement as of the date of such termination.

     4.3 TERMINATION FOR CAUSE. Employee's employment hereunder shall terminate immediately upon notice that the Board is terminating Employee for "Cause" (as defined herein), in which event Company shall not thereafter be obligated to make any further payments hereunder other than amounts accrued under this Agreement as of the date of such termination. As used herein, "Cause" shall mean the following:

          (i) Employee's failure to perform his duties under this Agreement;

          (ii) dishonesty, fraud, theft or misappropriation or embezzlement of Company's funds;

          (iii) conviction of any felony, crime involving fraud or misrepresentation, or of any other crime (whether or not connected with his employment) the effect of which is likely to adversely affect the Company or its affiliates;



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

          (iv) material breach of Employee's obligations under Section 6 of this Agreement that continues for more than three (3) days after notice thereof by Company to Employee;

          (v) willful violation of any express direction or any rule or regulation established by the President or the Board relating to the business of the Company;

          (vi) gross incompetence or willful misconduct in the performance of, or gross neglect of, Employee's duties hereunder;

          (vii) illegal possession or use of any controlled substance on Company premises; or

          (viii) use of alcohol or other drugs which materially interferes with the performance by Employee of his duties.

     4.4 EMPLOYEE RESIGNATION. Employee may resign and terminate Employee's employment hereunder for any reason whatsoever upon ninety (90) days' written notice to the Company, in which event the Company shall not thereafter be obligated to make any further payments hereunder other than amounts accrued under this Agreement as of the last day of Employee's employment with the Company.

SECTION 5. CHANGE OF CONTROL; COMPENSATION FOR EXCESS "PARACHUTE PAYMENTS".

     5.1 CHANGE OF CONTROL. Upon the occurrence of a Change in Control (defined below) during the Term, (i) Company shall pay Employee a lump sum bonus of One Hundred Twenty-Five Thousand Dollars ($125,000) and (ii) Company (or its successor in interest) and Employee shall enter into a two (2) year consulting agreement providing for consulting payments to Employee equal to $75,000 per annum.

          (a) A "Change in Control" of Company shall be deemed to have occurred if:

               (1) at any time after the date hereof, there shall occur (i) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which the shares of common stock of Company ("Common Stock") would be converted into cash, securities or other property, or
(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets accounting for 50% or more of total assets or 50% or more of the total revenues of Company, other than, in case of either (i) or (ii), a consolidation or merger with, or transfer to, a corporation or other entity of which, or of the parent entity of which, immediately following such consolidation, merger or transfer, (x) more than 50% of the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or other determination of governing body) is then beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by all or substantially all of the individuals and entities who were such owners of Common Stock immediately prior to such consolidation,


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

merger or transfer in substantially the same proportion, as among themselves, as their ownership of Common Stock immediately prior to such consolidation, merger or transfer, or (y) a majority of the directors (or other governing body) consists of members of the Board of Directors of Company in office on the date hereof for purposes of (2) below or approved as provided in (2) below;

               (2) at any time after the date hereof, (x) members of the Board of Directors of Company in office on the date hereof (including any designated as contemplated by Section 4.2 of the Stock Purchase Agreement made as of April 16, 1998 between Company and David Brodsky) plus (y) any new director (excluding a director designated by a person or group who has entered into an agreement with Company to effect a transaction described in Section 5.1(a)(1)) whose election by the Board of Directors of Company or nomination for election by Company's stockholders was approved by (i) Employee (if a director) or (ii) a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved, shall cease for any reason to constitute a majority of the Board; or

               (3) at any time after the date hereof, the stockholders of Company approve a complete liquidation or dissolution of Company, except in connection with a recapitalization or other transaction which does not otherwise constitute a Change of Control for purposes of Section 5.1(a)(1) above.

     5.2 COMPENSATION FOR EXCESS "PARACHUTE PAYMENTS". If all or any portion of the payments or other benefits provided under this Agreement to Employee, either alone or together with other payments and benefits which Employee receives or is entitled to receive from Company, constitutes an excess "parachute payment" within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, and as it may be amended on or after the date of this Agreement (the "Code"), and results in the imposition on Employee of an excise tax under section 4999 of the Code, then, in addition to any other benefits to which Employee is entitled under this Agreement, Company shall pay Employee an amount equal to the sum of (i) the excise taxes payable by Employee by reason of receiving excess parachute payments; and (ii) a gross-up amount necessary to offset any and all applicable federal, state, and local excise, income, or other taxes incurred by Employee by reason of Company's payment of the excise tax described in (i) above on or after the date of this Agreement.

SECTION 6. RESTRICTIVE COVENANTS

     In addition to the restrictive covenants that apply to all employees of the Company as set forth in the Company's employee manual, the following restrictive covenants shall apply to the Employee:

     6.1 CONFIDENTIALITY. Employee acknowledges a duty of confidentiality owed to Company and shall not, at any time during or after his employment by Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the President or the Board, any trade secret, private or confidential information or knowledge of Company obtained or acquired by him while so employed. All computer software, address books, rolodexes, business cards, telephone lists, customer lists, price lists, contract forms,



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

catalogs, books, records, and files while an employee of Company, are acknowledged to be the property of Company and shall not be duplicated, removed from Company's possession or made use of other than in pursuit of Company's business and, upon termination of employment for any reason, Employee shall deliver to Company, without further demand, all originals and copies thereof which are then in his possession or under his control.

     6.2 INVENTIONS AND IMPROVEMENTS. During the term of his employment, Employee shall promptly communicate to Company all ideas, discoveries and inventions relating to Company or its business which are or may be useful to Company or its business. Employee acknowledges that all ideas, discoveries, inventions, and improvements which are made, conceived, or reduced to practice by him and every item of knowledge relating to Company's business interests (including potential business interests) gained by him during his employment hereunder are the property of Company, and Employee hereby irrevocably assigns all such ideas, discoveries, inventions, improvements, and knowledge to Company for its sole use and benefit, without additional compensation. The provisions of this Section 6.2 shall apply whether such ideas, discoveries, inventions, improvements or knowledge are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters related to Company's business interests (including potential business interests), and whether or not within the specific realm of his duties. It shall be conclusively presumed that ideas, inventions, and improvements relating to Company's specific business interests conceived during the twelve (12) months following termination of employment are, for the purposes of this Agreement, conceived prior to termination of employment. Employee shall, upon request of Company, at any time during or after his employment with Company, sign all instruments and documents requested by Company and otherwise cooperate with Company to protect its right to such ideas, discoveries, inventions, improvements, and knowledge, including applying for, obtaining, and enforcing patents and copyrights thereon in any and all countries.

     6.3 NONSOLICITATION AND NONCOMPETITION.
         ----------------------------------

          (a) During the term of Employee's  employment  and  continuing for one
(1) year from such termination date (the "Restricted Period"), Employee shall not directly or indirectly: (i) solicit, or contact with a view to the engagement or employment by, any person or entity of any person who is an employee of Company; (ii) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of Company) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to Company; or (iii) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of Company to limit doing business with Company.

          (b) During the Restricted Period, Employee shall not (i) engage, anywhere within fifty (50) miles of any Company office in the Business other than for Company, or (ii) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any other person or entity considering engaging in the Business or so engaged.



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

          (c) Nothing herein shall prohibit Employee and his affiliates from owning, as passive investors, in the aggregate not more than two percent (2%) of the outstanding publicly traded stock of any corporation so engaged.

          (d) The duration of the Employee's covenants set forth in this Section shall be extended by a period of time equal to the number of days, if any, during which the Employee is in violation of the provisions hereof.

     6.4 INJUNCTIVE AND OTHER RELIEF.
         ---------------------------

          (a) Employee acknowledges and agrees that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Employee of his covenants contained herein and accordingly expressly agrees that, in addition to any other remedies which Company may have, Company shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Employee. Nothing contained herein shall prevent or delay Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Employee of any of its obligations hereunder.

          (b) Notwithstanding the equitable relief available to Company, the Employee, in the event of a breach of his covenants contained in Section 6 hereof, understands and agrees that the uncertainties and delay inherent in the legal process would result in a continuing breach for some period of time, and therefore, continuing injury to Company until and unless Company can obtain such equitable relief. Therefore, in addition to such equitable relief, Company shall be entitled to monetary damages for any such period of breach until the termination of such breach, in an amount deemed reasonable to cover all actual and consequential losses, plus all monies received by Employee as a result of said breach and all costs and attorneys' fees incurred by Company in enforcing this Agreement. If Employee should use or reveal to any other person or entity any confidential information, this will be considered a continuing violation on a daily basis for so long a period of time as such confidential information is made use of by Employee or any such other person or entity.



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

SECTION 7. MISCELLANEOUS

     7.1 Arbitration.
         -----------

          (a) All disputes arising out of or relating to this Agreement which cannot be settled by the parties shall promptly be submitted to and determined by a single arbitrator in Princeton, New Jersey, pursuant to the rules and regulations then obtaining of the American Arbitration Association; provided that nothing herein shall preclude Company from seeking, in any court of competent jurisdiction, damages, specific performance or other equitable remedies in the case of any breach or threatened breach by Employee of Section 6 hereof. The decision of the arbitrator shall be final and binding upon the parties, and judgment upon such decision may be entered in any court of competent jurisdiction.

          (b) Discovery shall be allowed pursuant to the United States Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.

          (c) Such arbitrator shall be required to apply the contractual provisions hereof in deciding any matter submitted to it and shall not have any authority, by reason of this Agreement or otherwise, to render a decision that is contrary to the mutual intent of the parties as set forth in this Agreement.

     7.2 OTHER AGREEMENTS. Employee represents and warrants that he is not a party to any other employment, non-competition or other agreement or restriction which could interfere with his employment with Company or his or Company's rights and obligations hereunder; and that the performance of his duties hereunder will not breach the provisions of any contract, agreement, or understanding to which he is party or any duty owed by him to any other person.

     7.3 SEVERABILITY. The invalidity or unenforceability of any particular provision or part of any provision of this Agreement shall not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extent necessary to cure such invalidity.

     7.4 ASSIGNMENT. This Agreement shall not be assignable by Employee, and shall be assignable by Company only to any person or entity which may become a successor in interest (by purchase of assets or stock, or by merger, or otherwise) to Company in the business or a portion of the business presently operated by it. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators.

     7.5 NOTICES. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram, fax or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such


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

other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

(a)      If to Company:

                           Total Research Corporation
                           Princeton Corporate Center
                           5 Independence Way
                           Princeton, NJ 08540
                           Attention:  Albert Angrisani, President

(b)      If to Employee:

                           David Brodsky

                           ---------------------------

                           ---------------------------

     7.6 ENTIRE AGREEMENT AND MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. Any amendment, modification, or waiver of this Agreement shall not be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

     7.7 GOVERNING LAW. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the State of New Jersey (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

     7.8 HEADINGS; COUNTERPARTS. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

     7.9 FURTHER ASSURANCES. Each of the parties hereto shall execute such further instruments and take such other actions as any other party shall reasonably request in order to effectuate the purposes of this Agreement.



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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                           TOTAL RESEARCH CORPORATION


                           By:/s/Albert Angrisani
                              ---------------------------------------
                              Albert Angrisani
                              President


                              /s/David Brodsky
                              ---------------------------------------
                              DAVID BRODSKY